                                                      Registration No. _________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                  PACIFIC RESEARCH & ENGINEERING CORPORATION
  -----------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                CALIFORNIA                          95-2638420
----------------------------------------   ------------------------------------
     (State or other jurisdiction          (I.R.S. employer identification no.)
     of incorporation or organization)

                             2070 LAS PALMAS DRIVE
                           CARLSBAD, CALIFORNIA 92009
        ----------------------------------------------------------
              (Address of principal executive offices)  (Zip code)

                   PACIFIC RESEARCH & ENGINEERING CORPORATION
                              1996 OMNIBUS STOCK PLAN
                  -----------------------------------------------
                            (Full title of the plan)

                                 JACK WILLIAMS
                     CHIEF EXECUTIVE OFFICER AND PRESIDENT
                   PACIFIC RESEARCH & ENGINEERING CORPORATION
                             2070 LAS PALMAS DRIVE
                           CARLSBAD, CALIFORNIA 92009
       ---------------------------------------------------------------
                    (Name and address of agent for service)

Telephone number, including area code, of agent for service:  619/438-3911

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.


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                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
                                                Proposed
Title of                                        maximum
securities         Amount         offering      aggregate     Amount of
to be              to be          price per     offering      registration
registered         registered     share/1/      price/1/      fee
-------------------------------------------------------------------------------
Common Stock            759,999   $    5.50   $4,179,994.50      $1,266.67
                        440,001     2.40625    1,058,752.41         320.83
                  -------------               -------------   ------------

                      1,200,000               $5,238,746.91      $1,587.50

               -------------------------------------------------


-----------------------------------
/1/       Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to shares subject to outstanding but unexercised options under the Plan, the price is computed on the basis of the exercise price. As to the remaining shares, the price based on the average of the high and low prices of the Common Stock on February 19, 1997, as reported on the American Stock Exchange.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------


Item 3.        Incorporation of Documents by Reference
------         ---------------------------------------

          Pacific Research & Engineering Corporation (the "Company") hereby incorporates by reference in this registration statement the following documents:

          (a) The Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), containing audited financial statements for the Company's latest fiscal year ended December 31, 1995.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the registrant document referred to in (a) above.

          (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.        Description of Securities
------         -------------------------

               The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.        Interests of Named Experts and Counsel
------         --------------------------------------

               Inapplicable.

Item 6.        Indemnification of Directors and Officers
------         -----------------------------------------

               The Company's Articles of Incorporation and Bylaws provide that the Company shall indemnify its directors, officers, employees and agents to the full extent permitted by California law, including in circumstances in which indemnification is otherwise discretionary under California law. In addition, the Company has entered into separate indemnification agreements with its directors and officers which would require the Company, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to maintain directors' and officers' liability insurance, if available on reasonable terms.

               These indemnification provisions may be sufficiently broad to permit indemnification of the Company's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7.        Exemption From Registration Claimed
------         -----------------------------------

               Inapplicable.

Item 8.        Exhibits
------         --------

               See Exhibit Index.

Item 9.        Undertakings
------         ------------

               (a)  Rule 415 Offering
                    -----------------

               The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the
-----------------
registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) Filing incorporating subsequent Exchange Act documents by reference
          -------------------------------------------------------------------

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Request for acceleration of effective date or filing of registration
          --------------------------------------------------------------------
          statement on Form S-8
          ---------------------

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURE
                                   ---------

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on February 26, 1997.

                                Pacific Research & Engineering Corporation



                                By: /s/ JACK WILLIAMS
                                   ----------------------------------------
                                   Jack Williams, President and Chief
                                   Executive Officer

                               POWER OF ATTORNEY
                               -----------------

     The officers and directors of Pacific Research & Engineering Corporation whose signatures appear below, hereby constitute and appoint Jack Williams and Larry Eyler, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on February 26, 1997.


Signature                                  Title
-------------------------------------------------------------------------------

/s/JACK WILLIAMS
------------------------
Jack Williams            Chairman of the Board, Chief Executive
                         Officer and President (Principal Executive
                         Officer)

/s/MICHAEL DOSCH
------------------------
Michael Dosch            Vice President, Chief Operating Officer and
                         Director

/s/LARRY EYLER
------------------------
Larry Eyler              Vice President, Finance, Chief Financial
                         Officer, Corporate Secretary and Director
                         (Principal Financial and Accounting Officer)

/s/DAVID POLLARD
------------------------
David Pollard            Vice President, Engineering and Director


/s/MICHAEL T. BOSWORTH
------------------------
Michael T. Bosworth      Director


/s/JOHN D. LANE
------------------------
John D. Lane             Director


/s/JOHN M. ROBBINS
------------------------
John M. Robbins          Director

                                 EXHIBIT INDEX
                                 -------------



     4.1 Articles of Incorporation of the Company are incorporated by reference to the Company's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on February 2, 1996, as amended

     4.2 Bylaws of the Company are incorporated by reference to the Company's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on February 2, 1996, as amended

     5    Opinion re legality

     23.1 Consent of Counsel (included in Exhibit 5)

     23.2 Consent of Harlan & Boettger, Independent Auditors

     24 Power of Attorney (included in signature pages to this registration statement)